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                                                                  Exhibit 10.3.1

                 Amendments to Investment Technology Group, Inc.

                 1994 Stock Option and Long-Term Incentive Plan



                  The following amendments to the Investment Technology Group, Inc. 1994 Stock Option and Long-Term Incentive Plan (the "Plan") were adopted by the Board of Directors on May 14, 1996.

                  1. Section 5.5 of the Plan is amended by deleting such section in its entirety and substituting therefor the following new Section 5.5.

                  5.5 In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other changes in corporate structure or capitalization affecting the Common Stock, the Committee may make appropriate adjustment in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and other terms and conditions of Awards and/or the exercise price of Awards in the event of any stock dividend, stock split, spin-off or recapitalization in the form of large, special and non-recurring dividends, appropriate provision for supplemental payments of cash, other Awards, or other property, or appropriate adjustment in the maximum number of shares referred to in
         Section 5 of the Plan, as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants. In the event that the Company declares a cash dividend (other than one constituting a large, special and non-recurring dividend), the Committee shall make appropriate adjustment to the number of shares subject to options, rights and other Awards granted under the Plan or shall make appropriate provision for supplemental payments of cash, other Awards or other property, but shall not make any adjustment to the exercise price of Awards.

                  2. Section 6.1 of the Plan is amended by deleting such section in its entirety and substituting therefor the following new Section 6.1.

                  6.1 Stock Options. The Committee may grant Incentive Stock Options, Non-Qualified Stock Options or both to purchases shares of Common Stock from the Company to such Officers and other key employees, in such amount and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option granted hereunder be exercisable prior to May 4, 1997 or after the expiration of 10 years from the date of such grant. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.
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                  3. Except as so amended, the terms and conditions of the Plan are unchanged and remain in full force and effect.

Adopted by the Board of Directors:  May 14, 1996